UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2005
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 14, 2005, the Compensation Committee of the Company’s Board of Directors approved the execution of a Retention Agreement with Kenneth L. Blanchard, the Company’s President and Chief Operating Officer, to provide an additional incentive for Mr. Blanchard to remain with the Company in his current position. Pursuant to the terms of the Retention Agreement, Mr. Blanchard and the Company entered into a Restricted Stock Agreement evidencing the award to Mr. Blanchard of 24,000 restricted shares of the Company’s common stock under its 2005 Stock Incentive Plan. These shares will vest in equal annual installments of 8,000 shares on January 2, 2006, 2007 and 2008.
     The foregoing descriptions of the Retention Agreement and the Restricted Stock Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     As previously disclosed, on May 25, 2005, the Company’s Board of Directors, at the recommendation of its Nominating and Corporate Governance Committee, approved the election of Enoch L. Dawkins to serve as lead director of the Board until the 2006 Annual Meeting of Stockholders.
     On December 14, 2005, the Company’s Board, at the recommendation of the Nominating and Corporate Governance Committee, approved paying Mr. Dawkins an annual $10,000 retainer for his service to the Board in such capacity.
     In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Retention Agreement, dated December 14, 2005, between Superior Energy Services, Inc. and Kenneth L. Blanchard.

10.2	Restricted Stock Agreement, dated December 14, 2005, between Superior Energy Services, Inc. and Kenneth L. Blanchard.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

	By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer
Dated: December 15, 2005

Index To Exhibits
10.1	Retention Agreement, dated December 14, 2005, between Superior Energy Services, Inc. and Kenneth L. Blanchard.

10.2	Restricted Stock Agreement, dated December 14, 2005, between Superior Energy Services, Inc. and Kenneth L. Blanchard.